Exhibit 1

[            ] Shares

EARLE M. JORGENSEN COMPANY

Common Stock

FORM OF UNDERWRITING AGREEMENT

                    , 2005

CREDIT SUISSE FIRST BOSTON LLC

GOLDMAN, SACHS & CO.

  As Representatives of the Several Underwriters,

    c/o Credit Suisse First Boston LLC,

    Eleven Madison Avenue,

      New York, N.Y. 10010-3629

  and

Goldman, Sachs & Co.,

    85 Broad Street,

      New York, N.Y. 10004-2434

Dear Sirs:

1. Introductory. Earle M. Jorgensen Company, a Delaware corporation ( the “Company”), proposes to issue and sell [            ] shares (“Firm Securities”) of its common stock, par value $.001 (“Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [            ] additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The Company is a wholly owned subsidiary of Earle M. Jorgensen Holding Company, Inc. (“Holding”). The Company hereby agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement (No. 333-119434) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and either (i) has been declared effective under the Securities Act of 1933, as amended (“Act”) and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (“initial registration statement”) has been declared effective, either (i) an additional registration statement (“additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule

462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”. The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (with respect to the Prospectus), not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (with respect to the Prospectus), not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(c) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Prospectus under the heading “Actual” under the caption “Capitalization” and, after giving effect to the transactions contemplated by this Agreement, the Company shall have an authorized and outstanding capitalization as set forth in the Prospectus under the heading “Pro Forma As Adjusted” under the caption “Capitalization” (subject, in each case, to the issuance of shares of common stock upon exercise of stock options disclosed as outstanding in the Prospectus and the grant of options and Common Stock as described in the Prospectus).

(d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(e) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except where the failure to be so qualified would not, singularly or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company and are not “significant subsidiaries” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X.

(f) Holding has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Delaware and does not engage in any business or investment activities other than owning 100% of the issued and outstanding capital stock of the Company and supplying management services to the Company pursuant to the terms of the Management Agreement, as described in the Prospectus.

(g) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

(h) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Offered Securities.

(i) Except for (i) the Registration Rights Agreement, dated as of                     , 2005, among the Company, Kelso Investment Associates, L.P. (“KIA LP”), Kelso Equity Partners II, L.P. (“KEP II”), KIA III-Earle M. Jorgensen, L.P. (“KIA III-EMJ”), and Kelso Investment Associates IV, L.P. (“KIA IV” and together with KIA LP, KEP II and KIA III-EMJ, the “Kelso Funds”) and Maurice S. Nelson, Jr. (the “Registration Rights Agreement”); (ii) the Agreement and Plan of Merger and Reorganization, dated as of December 17, 2004, by and among the Company, Holding and EMJ Metals LLC, a wholly-owned subsidiary of the Company (“EMJ LLC”) (as amended, the “Merger Agreement”); and (iii) the Exchange Agreement, dated as of December 17, 2004, by and among the Company, Holding and the Kelso Funds (as amended, the “Exchange Agreement”), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(j) Neither Holding nor the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws, (ii) or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which Holding or the Company or any of its subsidiaries is a party or by which Holding or the Company or any of its subsidiaries or their respective property is bound, except, in the case of (ii), where such defaults have been waived or where such defaults would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect.

(k) The Offered Securities have been approved for listing on The New York Stock Exchange subject to notice of issuance.

(l) Other than the filing with the State of Delaware of an Amended and Restated Certificate of Incorporation of the Company (in the form attached as Exhibit 3.1 to the Registration Statement), and a Certificate of Merger with respect to Holding and EMJ LLC, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Exchange Act (as defined below) and such as may be required under state securities laws.

(m) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, except, in the case of clauses (i) and (ii) of this paragraph, where such breaches, violations and defaults would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect or prevent the Company from performing its obligations hereunder; and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and good and valid title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently expected to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently expected to be made thereof by them.

(p) The Company and its subsidiaries possess adequate material certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(q) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(r) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate material trademarks, trade names and other rights to inventions, know-how, patents,

copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s) (i) Except as disclosed in the Prospectus or as would not, singly or in the aggregate, have a Material Adverse Effect: (a) the Company is and its subsidiaries are in compliance with all laws and regulations relating to protection of human health or environment or imposing liability or standards of conduct concerning any Materials of Environmental Concern (as defined below) (“Environmental Laws”), including, without limitation, possession of required permits and compliance with the terms of conditions thereof, and there are no circumstances known to the Company that could reasonably be expected to prevent such compliance in the future and (b) to the best of the Company’s knowledge, there are no past or present actions, activities, conditions, events or incidents that could be reasonably expected to form the basis of any such Environmental Claim. The term “Materials of Environmental Concern” means (1) any hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (2) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (3) any petroleum or petroleum product, (4) any polychlorinated biphenyl, and (5) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated or defined under any other Environmental Law; and (ii) except as disclosed in the Prospectus or as would not, singly or in the aggregate, have a Material Adverse Effect: neither the Company nor its subsidiaries has received any notice of and there is no pending, or, to the Company’s knowledge, threatened action, suit or proceeding before or by any court of governmental agency or body (“Environmental Claim”) alleging potential liability (including, but not limited to, investigatory, cleanup or governmental response costs, natural resources or property damages, personal injuries, or penalties) of the Company or, to the Company’s knowledge, any person or entity for whom the Company has contractually or legally retained or assumed responsibility for, arising out of, based on, or resulting from the presence, or release, discharge, emission or disposal into the environment, of any Material of Environmental Concern at or from any location, owned or operated by the Company or its subsidiaries or any violation or alleged violation of any Environmental Laws, including (without consideration of whether such claim would singly or in the aggregate have a Material Adverse Effect, notwithstanding the opening proviso to this Section 2(s)(ii)), any Environmental Claim that the Company reasonably believes will result in monetary sanctions of more than $100,000.

(t) The Company has identified and evaluated potential costs and liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities, and any potential liabilities to third parties) and, except for ongoing investigation and remediation activities pertaining to the former Forge facility in Seattle/Kent, WA, and the former Clinton Drive facility in Houston, TX, as further set forth in the Prospectus, has reasonably concluded that any costs and liabilities associated with such matters would not have, singularly or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or otherwise require disclosure in the Prospectus.

(u) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting Holding, the Company, any of its subsidiaries, or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.

(v) The historical financial statements of Holding and the Company, together in each case with the notes thereto, included in each Registration Statement and the Prospectus present fairly in all material respects the financial position of Holding and the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the assumptions used in preparing the pro forma financial statements of Holding and the Company included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(w) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor, to the Company’s knowledge, any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of Holding or the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by either Holding or the Company on any class of its capital stock.

(x) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) sufficient to comply in all material respects with, and the Company has taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, it will be in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission in connection therewith, giving effect to any permitted phase-in of such requirements, including, without limitation, Section 402 related to loans and Section 906 related to certifications.

(y) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) The Board of Directors of Holding, a special committee thereof and the Benefits Committee thereof have adopted resolutions approving the Merger Agreement and the Exchange Agreement and the transactions contemplated therein; and the Merger Agreement and the merger and financial restructuring contemplated therein have been approved by the stockholders of Holding at a duly held special meeting of such stockholders. The Company has filed with the

Commission a registration statement on Form S-4 (the “Form S-4 Registration Statement”) that contains a proxy statement/prospectus related to such special meeting of the stockholders of Holding and the issuance of the Company’s common stock in the merger and financial restructuring. The Form S-4 Registration Statement was declared effective on [                     ], 2005. Each of the Merger Agreement and Exchange Agreement has been duly authorized, executed and delivered by the Company. No other corporate proceedings on the part of Holding, the Company or EMJ LLC are necessary to consummate the merger and financial restructuring.

(aa) The Company will be subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and file reports thereunder with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(bb) The Company is not an open-ended investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $              per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse First Boston LLC (“CSFB”) and Goldman, Sachs & Co. (“Goldman”) drawn to the order of the Company at the office of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden, Arps”) located at Four Times Square, New York, New York 100136, at 9:00 A.M., New York time, on [                    ], 2005, or at such other time not later than seven full business days thereafter as CSFB, Goldman and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates, if any, for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB and Goldman request in writing at least 48 hours prior to the First Closing Date and will be made available for checking and packaging at the above office of Skadden, Arps at least 24 hours prior to the First Closing Date.

In addition, upon written notice from CSFB and Goldman given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters the number of shares of Optional Securities specified in such notice, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Each Underwriter shall purchase that portion of the number of Optional Shares set forth in such notice (subject to adjustment by CSFB and Goldman to eliminate fractional shares), determined by multiplying the number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB and Goldman to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by CSFB and Goldman but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFB and Goldman drawn to the order of the Company, at the above office of Skadden, Arps. The certificates, if any, for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB and Goldman request in writing at least 48 hours prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Skadden, Arps at least 24 hours prior to such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB and Goldman, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

The Company will advise CSFB and Goldman promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB and Goldman.

(b) The Company will advise CSFB and Goldman promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and, unless pursuant to Section 5(c) hereof or otherwise required by law, will not effect such amendment or supplementation without CSFB’s and Goldman’s consent, which shall not be unreasonably withheld, delayed or conditioned; and the Company will also advise CSFB and Goldman promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB and Goldman of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB’s and Goldman’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e) The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB and Goldman reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company in cooperation with the Underwriters and their counsel will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB and Goldman reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities provided that the Company is not obliged to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or take any action that would subject it to service of process in any jurisdiction in which it is not presently subject.

(g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including reasonable fees and out-of-pocket disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB and Goldman reasonably designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the

Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

(h) For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or any securities of the Company that are substantially similar to the Securities, including but not limited to any securities that are convertible into or exchangeable or exercisable for, or that represent the right to receive, any shares of its Securities or any such substantially similar securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB and Goldman, except (i) the issuances of securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof; (ii) the grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, and the issuances of securities pursuant to the exercise thereof; (iii) the issuances of securities pursuant to the stock bonus plan of the Company as described in the Registration Statement, (iv) the filing of a registration statement on Form S-8 as described in the Registration Statement, and (v) the issuance of shares of its Common Stock to the existing stockholders, noteholders and warrantholders of Holding in connection with the merger and financial restructuring as described in the Prospectus under the caption “Certain Relationships and Related Transactions.” The initial Lock-Up Period will commence on the date of this Agreement and continue for 180 days after the date of the commencement of the public offering of the Securities or such earlier date that CSFB and Goldman consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless CSFB and Goldman waive, in writing, such extension. The Company will provide CSFB and Goldman and any co-managers with prior notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made in the certificate provided pursuant to Section 6(f), to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Ernst & Young LLP in agreed form confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder and to the effect that:

(i) in their opinion the financial statements of Holding and the Company examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements of Holding and the Company included in the Registration Statements;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of Holding and the Company, inquiries of officials of Holding and the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements of Holding and the Company included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B) at the date of the latest available balance sheet of each of Holding and the Company read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of Holding or the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet of each of Holding and the Company read by such accountants, there was any decrease in consolidated net current assets or net assets of Holding or the Company, as compared with amounts shown on the latest balance sheet of each included in the Prospectus; or

(C) for the period from the closing date of the latest income statement of each of Holding and the Company included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in income from operations, net income or in the total or per share amounts of operating revenues.

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of Holding and the Company and its subsidiaries subject to the internal controls of Holding’s and the Company’s accounting systems or are derived directly from such records by analysis or computation)

with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) “Prospectus” shall mean the prospectus included in the Registration Statements.

(b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB and Goldman. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB and Goldman. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion, dated such Closing Date, of Katten Muchin Zavis Rosenman (“KMZR”), counsel for the Company, to the effect that:

(i) Each of Holding and the Company has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Company has the requisite corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions set forth on Schedule I attached to such opinion;

(iii) The Offered Securities to be delivered on such Closing Date have been duly authorized and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement will have been validly issued, fully paid and nonassessable and all other outstanding shares of the Common Stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable; the Offered Securities and all other outstanding shares of the Common Stock of the Company conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities pursuant to Delaware General Corporation Law, the Company charter or bylaws or the agreements and instruments filed as exhibits to the Registration Statement (collectively, the “Applicable Contracts”);

(iv) Except for the Registration Rights Agreement, (ii) the Merger Agreement, and (iii) the Exchange Agreement, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Offered Securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(v) Each of Holding and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(vi) Other than the filing with the State of Delaware of an Amended and Restated Certificate of Incorporation of the Company (in the form attached as Exhibit 3.1 to the Registration Statement), and a Certificate of Merger with respect to Holding and EMJ LLC, (i) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act or the Exchange Act and such as may be required under state securities laws and (ii) no other corporate proceedings on the part of Holding, the Company or EMJ LLC are necessary to consummate the merger and financial restructuring;

(vii) To KMZR’s knowledge, except as disclosed in the Registration Statement or Prospectus, there are no pending legal or governmental actions, suits or proceedings against Holding, the Company, any of its subsidiaries or any of their respective properties, that if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate materially and adversely affect the ability of the Company to perform its obligations under this Agreement;

(viii) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as normally applicable to transactions of the sort contemplated by this Agreement (other than state securities laws, rules or regulations and federal securities laws, rules or regulations, as to which such counsel shall express no opinion), (ii) any judgment, order or decree listed on Schedule II attached to such opinion, which represent the judgments, orders and decrees known to such counsel to which the Company is bound or to which any of its properties is subject, (iii) any Applicable Contract or (iv) the charter or by-laws of the Company, and the Company has the corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

(ix) The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to such counsel’s knowledge, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto (except for financial statements, related notes and schedules and other financial information included therein, as to which no view is rendered), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations;

(x) Nothing has come to such counsel’s attention that would lead it to believe that the Registration Statement or any amendment thereto (except for financial statements, related notes and schedules and other financial information included therein, as to which no view is rendered), as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, related notes and schedules and other financial information included therein, as to which no view is rendered), as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xii) The descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings and contracts under the captions “Certain Relationships and Related Party Transactions” and “ Description of Capital Stock, insofar as such descriptions purport to summarize certain provisions of such statutes, legal and governmental proceedings and contracts, fairly and accurately summarize such provisions in all material respects; and such counsel does not know of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; and

(xiii) The resolutions of the Board of Directors of Holding and a special committee thereof approving of and recommending the Merger Agreement and Exchange Agreement and the transactions contemplated therein have been duly adopted and this Agreement, the Merger Agreement and the Exchange Agreement have each been duly authorized, executed and delivered by the Company;

(e) The Representatives shall have received from Skadden, Arps, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the respective dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

(g) The Representatives shall have received a letter, dated such Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(h) On or prior to the date of this Agreement, the Representatives shall have received lock-up letters from each of the executive officers and directors of the Company, the Earle M. Jorgensen Employee Stock Bonus Plan, Kelso Investment Associates, L.P., Kelso Equity Partners II, L.P., KIA-III-Earle M. Jorgensen, L.P. and Kelso Investment Associates IV, L.P. and each other person and entity listed on Schedule C hereto.

(i) Prior to or upon the First Closing Date (i) the Form S-4 Registration Statement shall have been declared effective by the Commission, (ii) the Board of Directors of Holding and a special committee thereof shall have adopted resolutions approving of and recommending the Merger Agreement and Exchange Agreement and the transactions contemplated therein, (iii) the holders of Holding’s capital stock shall have approved the Merger Agreement and the merger and financial restructuring at a duly held special meeting of such stockholders, (iv) each of the Merger Agreement, and the Exchange Agreement, shall have been duly executed and delivered by the Company, Holding and EMJ LLC and (v) counsel to the Company shall have provided to the Representatives and counsel to the Representatives copies of the executed Merger Agreement and executed Exchange Agreement and any other documents relating to the merger and financial restructuring executed by the Company or Holding by such First Closing Date.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB and Goldman may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph and the information contained in the tenth, eleventh, twelfth and last paragraphs under the caption “Underwriting.”

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB and Goldman may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB and Goldman and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (vii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group (fax: 212-325-4296) and to Goldman, Sachs & Co., 85 Broad Street, New York, N.Y. 10004-2434, Attention: [Special Execution Group] (fax:                     ) ( or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 10650 Alameda Street, Lynwood, CA 90262, Attention: William Johnson (fax: 323-567-1034); provided, however, that any notice to the Company or an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to the Company or such Underwriter.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by CSFB or Goldman will be binding upon all the Underwriters.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

(EARLE M. JORGENSEN COMPANY)

(EARLE M. JORGENSEN HOLDING COMPANY, INC.)

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Representatives of the several Underwriters.

(CREDIT SUISSE FIRST BOSTON LLC)

(GOLDMAN, SACHS & CO. )

SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse First Boston LLC	[	]
Goldman, Sachs & Co.	[	]
Citigroup Global Markets Inc.	[	]
ABN AMRO Rothschild LLC	[	]
William Blair & Company, LLC	[	]
CIBC World Markets Corp.	[	]

Total

1

SCHEDULE B

Subsidiary	Jurisdiction of Incorporation

Earle M. Jorgensen (Canada), Inc.	Canada
Stainless Insurance, Ltd.	Bermuda

SCHEDULE C

William Gertin

Steve Bosway

Robert Cloos

James J. Desmond

Edward R. King

Gregg Jones

Paul Iorriatti

George Matelich

Thomas R. Wall

Howard C. Smith

Darrell D. Steiner

Ken Reagan